Exhibit 99.1

Herbalife Nutrition Announces Pricing of Senior Note Offering

LOS ANGELES--(BUSINESS WIRE)--May 21, 2020--Herbalife Nutrition Ltd. (NYSE: HLF) (the “Company”), a global nutrition company, today announced the pricing of its previously announced offering, together with HLF Financing, Inc., a wholly owned subsidiary of the Company, of $600 million aggregate principal amount of senior notes due 2025 (the “Notes”).

The Notes have a fixed annual interest rate of 7.875%, which will be paid semi-annually on March 1 and September 1 of each year, commencing on March 1, 2021. The notes will be guaranteed on a senior unsecured basis by each of the Company’s existing and future subsidiaries that is a domestic borrower or guarantor of the obligations of any domestic borrower under the Company’s senior secured credit facility.

The Company expects to use the net proceeds from this offering for general corporate purposes, which may include repurchases of its common shares and other capital investment projects, and to pay related fees and expenses.

The offering is expected to close on May 29, 2020, subject to customary closing conditions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global company that has been changing people's lives with great nutrition products and a proven business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 countries by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, Herbalife Nutrition is also committed to bringing nutrition and education to communities around the world.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are, and may continue to be amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  the potential impacts of the COVID-19 pandemic on us, our Members, and the world economy (including our customers and our supply chain);
  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;
  legal challenges to our network marketing program;
  the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
  our inability to obtain or maintain the necessary licenses for our direct selling business in China and elsewhere;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, viral outbreaks and other similar epidemics, or cybersecurity incidents;
  noncompliance by us or our Members with any privacy laws or any security breach by us or a third party involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of our trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  U.S. and foreign laws and regulations applicable to our operations;
  uncertainties relating to the United Kingdom’s exit from the European Union;
  restrictions imposed by covenants in our existing indebtedness;
  risks related to the notes;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Media Contact:
Jennifer Butler
Vice President, Media Relations
213-745-0420

Investor Contact:
Eric Monroe
Director, Investor Relations
213-745-0449